        URNr. 3037 /1997

                            SHAREHOLDERS' AGREEMENT

        Today, on this fourth day of November nineteen hundred and ninety seven

                                 - 04.11.1997 -

        there appeared
        before me,

                                Dr. DIETER KARL

        notary public in Munich, at the offices of Bayerische
        Kapitalbeteiligungsgesellschaft mbH at OttostraBe 1,
        80333 Munich, where I have come at the request of the appearing persons:

        1. Mr. Martin Weber
           businessman
           born on May 11, 1965,
           business address: OttostraBe 1, 80333 Munich, identified by his German Federal Identity Card, acting not at his own behalf but under power of attorney dated October 31, 1997 (which was presented in the original and a copy of which is attached hereto) on behalf of

           BAYERISCHE KAPITALBETEILIGUNGSGESELLSCHAFT MBH with its seat in Munich (commercial register Munich HRB 41723)
           and its business address at OttostraBe 1, 80333
           Munich

                                                - hereinafter: "KBG" -






        2.   Mr. Mark R. Holden
             businessman



























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SHAREHOLDERS' AGREEMENT                                             2
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born on August 12, 1959,
business address: 1000 Sagamore Parkwav South,
Lafayette, Indiana 47905,
U.S.A.,
identified by his US Passport,

acting not on his own behalf but in his capacity as Vice President and Chief Financial Officer with individual powers of representation for WABASH NATIONAL
CORPORATION, a corporation under the laws of Delaware with its seat in Lafayette and its business address at 1000 Sagamore Parkway South, Lafayette, Indiana 47905,
U.S.A.

                                                 - hereinafter: "WABASH" -,
and

3.   Mr. Heiner Rogge,
     businessman,
     born on March 25, 1950,
     identified by his German
     Federal Identity Card,
     business address: PoccistraBe 7, 80336 Munich,

     acting not on his own behalf but

     a. in his capacity as the sole managing director of ETZ
        EUROPAISCHE TRAILERZUG BETEILIGUNGSGESLLSCHAFT MBH with its seat in Munich (commercial register Munich HRB 106942) and its business address at Poccistralle 7, 80336 Munich, and

     b. in his capacity as the sole managing director of BTZ
        BAYERISCHE TRAILERZUG GESELLSCHAFT FUR BIMODALEN GUTERVERKEHR MBH with its seat in Munich (commercial register Munich HRB 97439) and its business address at PoccistraBe 7, 80336 Munich

        Upon request by the appearing persons, acting as indicated above, l record according to their declarations the following:


















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SHAREHOLDERS' AGREEMENT                                              3
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                           SHAREHOLDERS AGREEMENT:

         PREAMBLE

         Whereas, KBG currently owns 100% of the issued and outstanding share capital in ETZ Europaische Trailerzug Beteiligungsgesellschaft mbH (the "Company"), a limited liability company organized under the laws of Germany.

         Whereas, WABASH intends to take over newly issued shares equaling 25.1% of the issued and outstanding share capital in the Company.

         Whereas, the Company owns 99.89% of the issued and outstanding share capital in BTZ Bayerische Trailerzug Gesellschaft fur bimodalen Guterverkehr mbH ("BTZ"), a limited liability company organized under the laws of Germany;

         Whereas, BTZ owns 99% and is the beneficial owner of another 1% of the issued and outstanding share capital in BTZ Italia S.r.L. ("BTZ Italia"), a limited liability company organized under the laws of Italy, and BTZ further owns 100% of the issued and outstanding share capital in RM 37 Vermogensverwaltung GmbH ("RMV"), a limited liability company organized under the laws of Germany;

         Whereas, the Company has currently no direct or indirect subsidiaries other than BTZ, BTZ Italia and RMV (herein referred to as the "Subsidiaries");

         Whereas, KBG made available to the Company silent partner equity contributions in the total amount of DM 9 million and a bridge loan (the "Bridge Loan") in the amount of DM 4.0 million and KBG has made available to BTZ a guaranty in the amount of DM 2 million for operative loans;

         Whereas, KBG and WABASH believe that it is in their respective best interest to make provisions for matters relating to KBG's and WABASH's joint participation in the Company and to certain aspects of the Company's and its Subsidiaries' business;

         Now, therefore, KBG and WABASH (the "Shareholders") hereby agree as follows:






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SHAREHOLDERS' AGREEMENT                                               4
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                                   Section  1
                         CAPITALIZATION OF THE COMPANY

1.1 INITIAL CAPITAL STRUCTURE AND OWNERSHIP

The Company is a limited liability company established and existing under the laws of Germany and registered with the Commercial Register of the Amtsgericht Munich under No. HRB 106942. The Company has a nominal share capital ("Stammkapital") of DM 13,000,000.- which has been fully paid in cash.

1.2 SHARE QUOTAS

KBG currently owns 100% of the issued and outstanding share capital of the Company by owning share quotas ("Geschaftsanteile") with a total nominal value of DM 13,000,000.-. KBG will have the Company issue to WABASH and WABASH will take over, by duly notarized declaration, a share quota in the nominal amount of DM 4,357,000.- equaling 25.1 % of the Company's nominal share capital of then DM 17,357,000.-.

1.3 PREMIUM

The new share quota referenced in Section 1.2 shall be issued to WABASH at nominal value plus a premium in the amount of DM 5,983,454.- out of which DM 3,490,254.- will be paid in cash and the remaining amount of which (i.e. DM 2,493,200.-) will be effected according to a separate agreement among WABASH, the Company and BTZ.

1.4 CONVERSION OF SILENT PARTNERSHIP AND BRIDGE LOAN

KGB has, by duly effected shareholder resolution, converted its claims under the silent partnership agreement up to the amount of DM 9,000,000 and the principal of the Bridge Loan in the amount of DM 4,000,000.- into capital reserves (Rucklagen) of the Company.


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SHAREHOLDERS' AGREEMENT                                                    5
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1.5 FUTURE CAPITAL REQUIREMENTS OF THE COMPANY.

If the management of the Company reasonably determines that the Company or any of its current subsidiaries or subsidiaries it may have in the future (together: the "Subsidiaries") is in need of additional funds which cannot be obtained through bank financing at satisfactory conditions, and the shareholders shall not have agreed on an increase of the nominal share capital of the Company with the majority required by statute (at least 75 % of the votes cast) within four weeks of delivery of a written notice by KBG of KBG's intent to effect such increase, then KBG shall be entitled to cause the Company to enter into a shareholder loan agreement with KBG, provided that (i) the conditions of the loan must conform to arm's length standards and (ii) WABASH must consent to the terms and conditions of the loan in writing, which consent may not be unreasonably withheld and which consent shall be deemed to be granted if the interest rate does not exceed the applicable 6 month LIBOR rate on the last business day of the week preceding WABASH's receipt of the afore-mentioned notice plus 6 percentage points, and provided further that WABASH shall in any event be entitled to participate in the shareholder loan at equal conditions in an amount proportional to its nominal interest in the Company.

1.6 DIVIDENDS

The Shareholders will resolve on payments of dividends of the Company and its Subsidiaries in accordance with applicable statutory law and the Articles of Association as to be amended on the date hereof(the "Modified Articles of Association"). The Company shall accumulate earnings only to the extent reasonably required to finance the capital expenditures of the Company and its Subsidiaries (including future growth in accordance with the relevant business plans).

SHAREHOLDERS' AGREEMENT                                                     6
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                                 Section  2

                           ARTICLES OF ASSOCIATION



The Shareholders will amend the Articles of Association on the date hereof. The Shareholders shall, in the relation inter se, be bound by the Articles of Association, as amended, as of the date thereof. In the relation of the Shareholders inter se, the English text of the Articles of Association shall take precedence over the German text. Furthermore, the parties undertake to cause the Company to amend the Articles of Association of BTZ substantially in accordance with the Articles of Association of the Company, as to be amended.



                                  SECTION 3

                         BUSINESS PLANS AND BUDGETS

3.1 ANNUAL BUSINESS PLANS AND BUDGETS

On or before October 31 of each year (however, for the the 1998 budget:
November 30, 1997), commencing with the year in which this Agreement is executed, the Managing Board ("Geschaftsfuhrung") of the Company shall submit for approval to the Supervisory Board ("Beirat") an annual business plan (the "Annual Business Plan") and budget (the "Budget") for the entire operation of the Company and its Subsidiaries for the following year which shall include all expected revenues and expenditures for such periods and general strategic plans for such periods. On or prior to November 30 of each year (however, for the 1998 budget: December 31, 1997), the Supervisory Board shall adopt, in amended form, if it is deemed appropriate, the Annual Business Plan and Budget. Such adoption of the Annual Business Plan and Budget requires a resolution of the Supervisory Board with a majority of 75% of the votes cast.




                                 Section  4

                       REPRESENTATIONS AND WARRANTIES

4.1 REPRESENTATIONS AND WARRANTIES OF KBG

KBG hereby represents and warrants to WABASH that (a) neither the execution and delivery of this Agreement by KBG nor KBG's performance of or compliance with its

SHAREHOLDERS' AGREEMENT                                                      7
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obligations hereunder constitutes or in the future will constitute a breach or other violation of any agreement, contract or other commitment to which KBG is a party or by which it or any significant part of its assets is or in the future will be bound, and (b) neither KBG nor any of its subsidiaries is or in the future will become a party to or subject to any agreement, contract or other commitment which would hinder or interfere in any material respect with KBG's ability to comply in all material respects with all of its duties and obligations hereunder or its ability to afford WABASH the full benefit of the cooperation contemplated by this Agreement.

4.2 REPRESENTATIONS AND WARRANTIES OF WABASH

WABASH hereby represents and warrants to KBG that (a) neither the execution and delivery of this Agreement by WABASH nor WABASH's performance of or compliance with its obligations hereunder constitutes or in the future will constitute a breach or other violation of any agreement, contract or other commitment to which WABASH is a party or by which it or any significant part of its assets is or in the future will be bound, and (b) neither WABASH nor any of its subsidiaries is or in the future will become a party to or subject to any agreement, contract or other commitment which would hinder or interfere in any material respect with WABASH's ability to comply in all material respects with all of its duties and obligations hereunder or its ability to afford KBG the full benefit of the cooperation contemplated by this Agreement.




                                   Section  5
                               OBLIGATION TO SELL

If any third party (other than a party controlling, controlled by, under common control with or otherwise affiliated with KBG) submits a binding offer for the acquisition of 100% of the shares in the Company, KBG may, without prejudice to WABASH's preemptive rights under the Articles of Association, request that WABASH transfer all of its shares in the Company to such third party at conditions equal to the conditions offered by the third party to KBG. If the sale of WABASH's share to the third party would, in the reasonable opinion of WABASH, impair the Company's or any of its Subsidiaries' ability to meet its / their financial obligations, then WABASH shall be obliged to sell only if

SHAREHOLDERS' AGREEMENT                                                    8
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KBG agrees to guarantee any obligations of the Company and its
Subsidiaries to WABASH which have arisen prior to such sale.



                                   Section  6

                                 GOING - PUBLIC

If KBG should decide to convert the Company into a stock corporation (Aktiengesellschaft),and to have the stock of the Company listed as bearer stock (Inhaberaktien) on a stock exchange, Wabash shall be obliged to vote its shares in the Company accordingly (which includes the Amendment of the Articles of Association to the extent necessary to comply with the mandatory provisions of the Stock Corporations Act / Aktiengesetz), and to agree to such reasonable and customary restrictions on sale of its stock as are reasonably required by an independent underwriter engaged by KBG to prepare the admission of the stock of the Company for trade over the stock exchange (provided that the restrictions must equal the restrictions imposed on KBG). Until the day when the stock of the Company is first quoted on a stock exchange, (i) KBG shall be obliged to vote its stock in the Company to permit that all rights WABASH has as a minority GmbH shareholder in the Company and its Subsidiaries shall remain in full effect after the conversion into a stock corporation, and (ii) WABASH's obligations with regard to its GmbH shares under Section 5 hereof as well as any restrictions on transfer and preemptive rights of either party as set forth in Section 11 of the Articles of Association shall remain in full effect.



                                   Section 7

                                  TERMINATION

This Agreement may be terminated by written notice of either Shareholder in the event that: (i) the other Shareholder commits a material breach of this Agreement; or (ii) the other Shareholder shall apply for or consent to the appointment of a receiver, trustee, custodian or liquidator of any of its property, admit in writing its inability to pay its debts as they mature, make a general assignment for the benefit of creditors, be adjudicated a bankrupt or insolvent under applicable law, or if an order or decree shall be entered by any court of competent jurisdiction approving a petition seeking

SHAREHOLDERS' AGREEMENT                                                     9
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reorganization of the other Shareholder and such order or decree shall continue in effect for any period of sixty (60) days.Upon termination of this Agreement, this Agreement shall be void and of no further force or effect, provided, however, that (i) such termination shall not result in the termination of the provisions of Sections 1.5 (only in favor of the non-breaching party), 4, 8 and 9 of this Agreement, which shall continue in full force and effect and (ii) such termination shall not relieve any Shareholder from liability for any prior breach of this Agreement.




                                 Section  8

                         ARBITRATION, GOVERNING LAW

8.1 ARBITRATION

Any dispute, difference, controversy or claim between the Shareholders arising in connection with or relating to this Agreement shall be finally resolved by arbitration in accordance with the Rules of Conciliation and Arbitration of the International Chamber of Commerce (the "ICC"). Any such arbitration proceedings shall be held in Paris, France. The arbitration proceedings shall be conducted, and the award shall be rendered, in the English language. The Shareholder initiating recourse to arbitration shall be treated as the claimant party in the arbitration and the Shareholder against whom such recourse is so initiated shall be treated as the defendant party in such arbitration. There shall be three arbitrators, of whom one shall be nominated by such claimant party and one shall be nominated by such defendant party, in accordance with the ICC Rules i and within 14 days of commencement of the proceedings. Unless within 30 days after both such nominations have been effected the two arbitrators so nominated shall fail to agree upon the third arbitrator, the third arbitrator shall be appointed by the Court of Arbitration of the ICC. Among other remedies otherwise available to them, such arbitrators shall be autorized to order the specific performance of any provisions contained herein. Any award rendered by the arbitrators shall be final and binding upon the Shareholder, and judgment upon such award, including any costs of arbitration, may be entered in accordance with applicable law in any court having jurisdiction thereof; provided, however, that, save as aforesaid, all rights of appeal or recourse to any court of law whatsoever are hereby excluded in relation to any arbitration or any award made


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SHAREHOLDERS' AGREEMENT                                                  10
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therein. The Shareholders recognize and acknowledge that this Agreement constitutes a commercial transaction, and that no Shareholder hereto shall be entitled to plead sovereign immunity in respect of any arbitration or award thereunder, or of its enforcement or execution in any jurisdiction.

8.2 GOVERNING LAW

        This Agreement shall be governed by and interpreted in accordance with the laws of Germany without giving effect to the rules on conflict of laws.

                                 Section  9

                                MISCELLANEOUS



9.1 NOTICES; DOCUMENTS

All notices and other communications under this Agreement shall be in writing (except where statutory provisions require notarization) in the English language and shall be given or made (and shall be deemed to have been duly given or made) by delivery in person, by overnight courier service, by telecopy or by registered or certified mail (postage prepaid, return receipt requested) to the respective Sharerholders at the following addresses:

if to KBG:

Bayerische Kapitalbeteiligungsgesellschaft mbH
OttostraBe 1
80333 Munich
Germany
Tel: +49 89 55 25 63 - OFax: +49 89 55 25 63 90
Attention: Geschaftsfuhrung

if to WABASH:


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SHAREHOLDERS' AGREEMENT                                                     11
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WABASH National Corporation
1000 Sagamore Pkwy S.
Lafayette
Indiana 47905
USA
Tel: + 1 765 448 1591
Fax: +1 765 449 5308
Attention: Chief Financial Officer


9.2 CONFIDENTIALITY

Each Shareholder shall treat confidentially in accordance with the terms of this Section 9.2 all information provided to it by or on behalf of any other Shareholder relating to the business and operations of such other Shareholder and all correspondence among the Shareholders relating to this Agreement or the transactions contemplated hereby, including the terms and conditions hereof ("Confidential information"). Confidential information does not include information (i) already available to the recipient party on a non-confidential basis, (ii) that becomes generally available to the public other than as a result of a disclosure by or on behalf of the recipient party in violation of the terms of this Section 9.2, or (iii) that becomes available to the recipient party on a nonconfidential basis from a source that is not a party hereto, provided that such source is not known by the recipient to be legally prohibited from, or contractually bound not to, disclose such information.

9.3 NON-DISCLOSURE

Subject to Section 9.2 and 9.3, the Shareholders agree that any Confidential Information received by it will not be disclosed by it except (i) to such Shareholder's agents being under duties of confidentiality for the benefit of the other Shareholder under applicable professional rules of conduct and advisors and counsel having a need to know such information in connection with advising or representing such Shareholder in respect of this Agreement and the matters contemplated herin, (ii) with the prior written consent of the Shareholder to whom such information pertains, (iii) in



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SHAREHOLDERS' AGREEMENT                                                    12
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connection with the exercise of its rights or remedies under or relating to this Agreement, or (iv) as required by applicable law or competent judicial or governmental authority or in accordance with the applicable rules of any stock exchange, including, without limitation, the U.S. Securities and Exchange Commission and The New York Stock Exchange; provided, however, that in the event that any Shareholder shall be required to make any disclosure of Confidential Information as contemplated in this clause (iv), it shall to the extent practicable (A) provide prior notice thereof to the Shareholder to whom such information pertains, (B) only disclose such portions of Confidential Information as, in the opinion of its counsel, shall be required to be disclosed under the circumstances and (C), to the extent practicable, reasonable and permitted, request confidential treatment for such disclosed information.

9.4 INVESTMENT AGREEMENT

WABASH, KBG, the Company and BTZ hereby enter into an Investment
Agreement with the contents of the EXHIBIT.

9.5 SEVERABILITY

If any provision of this Agreement should be invalid or ineffective, the validity of the remaining provisions hereof shall not be affected thereby. The invalid or ineffective provisions shall be deemed to the replaced by such valid and effective provision as most closely corresponds to the economic purpose and substantive effect of the invalid or ineffective provision. The same applies mutatis mutandis with regard to supplementary interpretation of this Agreement.

9.6 ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES

This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement between the Shareholders with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, between the Shareholders with respect to the subject matter hereof. This Agreement is for the sole benefit of the Shareholders and their permitted assigns and nothing herein express or implied shall give to any other person any legal entitlements.

SHAREHOLDERS' AGREEMENT                                                    13
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9.7 Costs

The notarization fees for this Agreement shall be split equally among KBG and Wabash.

Read (including the Exhibit) to the appearing persons in the presence of the Notary, approved by the appearing persons and signed by them and by the Notary as follows:



[SIG]

[SIG]

[SIG]                                                    [SIG]


                                [NOTARY SEAL]

================================================================================


                 ----------------------------------------------

                              INVESTMENT AGREEMENT

                 ----------------------------------------------


                                  By and Among

                          WABASH NATIONAL CORPORATION

                 BAYERISCHE KAPITALBETEILIGUNGSGESELLSCHAFT MBH

                           ETZ EUROPAISCHE TRAILERZUG
                          BETEILIGUNGSGESELLSCHAFT MBH

                                      and

                     BTZ BAYERISCHE TRAILERZUG GESELLSCHAFT
                         FUR BIMODALEN GUTERVERKEHR MBH

                                November 4, 1997



================================================================================

     INVESTMENT AGREEMENT, dated November 4, 1997, (the "Agreement") among WABASH NATIONAL CORPORATION ("WABASH"), a corporation organized under the laws of Delaware, USA, BAYERISCHE KAPITALBETEILIGUNGSGESELLSCHAFT MBH ("KBG"), a limited liability company organized under the laws of Germany, ETZ EUROPAISCHE TRAILERZUG BETEILIGUNGSGESELLSCHAFT MBH (THE "COMPANY"), a limited liability company organized under THE LAWS OF GERMANY and BTZ BAYERISCHE TRAILERZUG GESELLSCHAFT FUR BIMODALEN GUTERVERKEHR MBH ("BTZ"), a limited liability company organized under the laws of Germany. WABASH, KBG, the Company and BTZ are sometimes each referred to herein as a "Party" and collectively as the "Parties".

                              W I T N E S S E T H:

     WHEREAS, KBG currently owns one hundred per cent (100%) of the issued and outstanding share capital of the Company.

     WHEREAS, the Company owns approximately ninety-nine point eighty-nine per cent (99.89%) of the issued and outstanding share capital in BTZ.

     WHEREAS, BTZ owns ninety-nine per cent (99%) and is the beneficial owner of another per cent (1%) of the issued and outstanding share capital in BTZ Italia S.r.L. ("BTZ Italia"), a limited liability company organized under the LAWS of Italy, and BTZ further owns one hundred per cent (100%) of the issued and outstanding share capital in RM 37 Vermogensverwaltung GmbH ("RM37), a limited liability company organized under the laws of Germany.

         WHEREAS, the Company has currently no direct or indirect subsidiaries other than BTZ, BTZ Italia and RM37 (herein referred to as the "Subsidiaries").

     WHEREAS, KBG has made available to the Company silent partner equity contributions in the amount of DM 9,000,000, bridge loans in the aggregate amount of DM 4,000,000 and a guaranty in the amount of DM 2,000,000 for operative loans.

     WHEREAS, KBG has converted (i) its silent partners equity contributions in the amount of DM 9,000,000 and (ii) the principal amount of the loans in the aggregate amount of DM 4,000,000 made available to the Company into capital reserves of the Company by duly effected agreement between KBG and the Company.

WHEREAS, KBG and WABASH held discussions related to their future cooperation as shareholders of the Company and have agreed on a modification of the Articles of Association ("Satzung") of the Company and accordingly also of BTZ (the "Modified Articles of Association"), and on the terms and provisions of a shareholders agreement entered into between KBG and WABASH as shareholders in the Company (the "Shareholders Agreement").

     WHEREAS, the Parties hereto desire that the investment of WABASH in the Company described in this Agreement shall become effective only upon the valid execution of the Shareholders Agreement.

     WHEREAS, the Parties hereto have received on October 31, 1997 a confirmation by the German cartel authorities ("Bundeskartellamt") that the transactions contemplated hereby have been cleared and that no further cartel or any other governmental approvals will be required.

     NOW, THEREFORE, for and in consideration of the mutual representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the Parties hereto agree as follows:

                                   ARTICLE I

                    AUTHORIZATION, SUBSCRIPTION AND PURCHASE
                                 OF SHARE QUOTA

     Section I.1 Capital Increase. (a) On the date hereof, the Company will hold a Shareholders' Meeting ("Gesellschafterversammlung") of the Company and approve (i) the increase of the nominal share capital of the Company from DM 13,000,000 to DM 17,357,000 by issuing to WABASH one new share quota ("Geschaftsanteil") with a total aggregate nominal value of DM 4,357,000 (the "New Share Quota"), (ii) the issuance of the New Share Quota, constituting, when issued and paid for, 25.1% of the then outstanding and fully paid-up nominal share capital of the Company, (iii) the issuance of the New Share Quota to WABASH at the total issue price of DM 10,340,454 (the "Issue Price"), and (iv) the amendment to the Company's Articles of Association to reflect such capital increase and to implement all terms and provisions as set forth in the Modified Articles of Association.

     (b) In connection with the issuance of the New Share Quota, KBG hereby waives its preemptive rights ("Bezugsrechte") to subscribe for the New Share Quota to be issued. No consideration in addition to the Issue Price shall be payable by

WABASH in connection with such waiver.

        Section I.2 Issuance of New Share Quota to WABASH. Immediately after the Company has held the Shareholders' Meeting and approved the resolutions mentioned in Section 1.1 (a), the Company will deliver to WABASH a copy of the resolution of the Company's Shareholders' Meeting regarding the increase of the nominal share capital, the issuance of the New Share Quota to WABASH, and the amendment of the Articles of Association as described in Section 1.1 hereof. Immediately after receipt of such documents by WABASH, WABASH will subscribe to and purchase the New Share Quota at the Issue Price. The Company and WABASH will execute all corporate and other documents including, without limitation, a statement of subscription ("Obernahmeerklarung") in the form of a notarial deed, necessary to complete the issuance and purchase of the New Share Quota and the transactions described herein. The statement of subscription shall record WABASH's status as a shareholder of the Company ("Gesellschaftsbeitritt"). WABASH will pay via wire transfer an amount of DM 4,357,000 (the Nominal Issue Price") to the Company's account No.: 58355 at Bayerische Landesbank, BLZ 700 500 00 and an amount of DM 3,490,254 (the "Surplus Issue Price") to the joint account of KBG and WABASH (the "Joint KBG/WABASH Account"), account no.:1008854 at First Chicago Frankfurt. Payment of the remaining amount of DM 2,493,200 will be effected according to a separate agreement to be entered into between Wabash, the Company and BTZ. The Company agrees to file the resolution on the increase of the nominal share capital, together with all other documents necessary to register the increase of the Company's nominal share capital and the transactions described herein with the Commercial Register in Munich ("Handelsregister") as soon as the increase in the nominal share capital and payment for the New Share Quota have been effected.



                                 ARTICLE II

                       REPRESENTATIONS AND WARRANTIES OF
                              KBG AND THE COMPANY

     Section 2.1 KBG and the Company each severally represent and warrant to WABASH as follows:

     Section 2.1.1 Corporate Organization and Qualification. The Company is a company duly organized and validly existing under the laws of Germany. BTZ is a 99.89% subsidiary of the Company and a company duly organized and validly existing under the laws of Germany. BTZ Italia S.r.L.

is a subsidiary of BTZ and a company duly organized and validly existing under the laws of Italy. RM37 is a 100% subsidiary of BTZ and a company duly organized and validly existing under the laws of Germany. The Company and the Subsidiaries have the requisite corporate power and authority to own, lease and operate their properties and assets, and to carry on their business and all other activities in which they are engaged as such have been and are now being conducted.

     Section 2.1.2 Authorized Capital. As of the date hereof, the authorized, issued and outstanding share capital of the Company has a total nominal value of DM 13,000,000 and has been validly issued, fully paid and is nonassessable. There are no rights, options, warrants, commitments, agreements or understandings of any kind to which the Company is a party or by which it is bound obligating the Company to issue or sell additional share quotas or obligating the Company to grant or enter into any such right, option, warrant, commitment, agreement or understanding. The Company has not entered into any obligations to repurchase, redeem or otherwise acquire any share quotas of the Company.

     Section 2.1.3 New Share Quota. The New Share Quota, when issued in compliance with the provisions of this Agreement, will be duly authorized and validly issued. Except for the preemptive rights waived pursuant to Section
1.1 (b) hereof, the issuance of the Share Quota is not subject to any other preemptive or subscription rights or rights of first refusal or similar rights. Upon subscription for the New Share Quota, WABASH will receive legal and valid title to such New Share Quota, free and clear of all encumbrances, liens, claims or other adverse interests. Except for the transfer restrictions contained in the Modified Articles of Association of the Company to be enacted and in the Shareholders Agreement entered into between KBG and WABASH the New Share Quota will be freely transferable.

     Section 2.1.4 Corporate Authority. The Company has all necessary power, corporate and otherwise, and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company, the performance by the Company of its obligations hereunder and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all requisite action on the part of the Company. This Agreement constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms.

     Section 2.1.5 No Conflict. The execution and delivery of this Agreement by the Company do not, and the performance by the Company of its obligations hereunder and the consummation by the Company of the transactions contemplated hereby will not, (a) conflict with or result in the violation of any provision of the Articles of Association of the Company or of any law, regulation, governmental, regulatory, administrative or court order, judgment, decree or other ruling, decision or authorization applicable to the Company, including any permits and licenses, or (b) conflict with, result in any violation of or default (with or without notice or lapse of time or both) under, or give rise to any right of termination, cancellation or acceleration of any right or obligation or to a loss of any benefit under, any contract, agreement, license, permit, franchise, concession or other instrument to which the Company is a party or by which it is bound, other than any such conflicts, violations, defaults, terminations, cancellations, accelerations or losses that, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the financial condition, properties, business, results of operations or prospects of the Company (each, a "Material Adverse Effect") or would not have a material and adverse effect on the Company's ability to consummate the transactions contemplated hereby or to perform its obligations hereunder.

            Section 2.1.6 Governmental Consents and Approvals.
The execution and delivery of this Agreement by the Company, the performance by the Company of its obligations hereunder and the consummation by the Company of the transactions contemplated hereby do not and will not, require any consent, approval, authorization, license, permit or other order of, action by, filing with or notification to, any court or governmental, regulatory or administrative authority. The Parties have received on October 31, 1997 a confirmation by the German cartel authorities ("Bundeskartellamt") that the transactions contemplated hereby have been cleared and that no further cartel approvals will be required.

     Section 2.2 The Company represents and warrants to WABASH, and KBG, to the best of its knowledge after due inquiry, represents and warrants to WABASH as follows:

     Section 2.2.1 Financial Information. The Company has delivered to WABASH true and complete copies of the unaudited balance sheets of the Company as at December 31, 1995 and 1996, and the related profit and loss accounts for each of the two fiscal years ended December 31, 1995 and 1996, (collectively referred to herein as the "ETZ - Fi-nancial Statements"). The 1996 ETZ-Financial Statements, however, did not reflect the year-end accruals and the Company and KBG hereby represent and warrant that the omission of such year-end accruals will not have any Material Adverse Effect as defined herein. The Company, further, has delivered to WABASH true and complete copies of the audited balance sheets of BTZ as at December 31, 1995 and 1996, and the related profit and loss accounts for each of the two fiscal years ended December 31, 1995 and 1996, together with all related notes and schedules thereto, accompanied by the reports thereon of BTZ's accountants (collectively referred to herein as the "BTZ-Financial Statements"). The Company, further, has delivered to WABASH true and complete copies of the unaudited interim financial statements of BTZ as at June 30, 1996 (the "BTZ-Interim Financial Statements"). The ETZ -Financial Statements, the BTZ - Financial Statements and the BTZ - Interim Financial Statements are herein referred to as the "Financial Statements". The Financial Statements have been prepared in accordance with the German Generally Accepted Accounting Principles applied on a consistent basis throughout the periods involved, and present fairly the financial condition and results of operations of the Company and its Subsidiaries as of the dates thereof and for the periods covered thereby.

     KBG, ETZ and BTZ will use their best efforts to procure that the ETZ - Financial Statements for the years ended December 31, 1995 and 1996 will be audited as soon as possible, in any event, however, no later than December 31, 1997. Each of KBG, ETZ and BTZ hereby represents and warrants that the Company did not have any material business relationships (which would need to be reflected in the Company s audited financial statements (including the notes thereto)) with any companies other than KBG and BTZ.

     The representations and warranties of KBG under the preceding sentence shall expire upon presentation to WABASH of audited financial statements of the Company for the years ended at December 31, 1995 and 1996, audited and certified without any limitation (,,uneingeschranktes Testat") by an independent outside auditor, as being in accordance with German Generally Accepted Accounting Standards, to the extent that such accounts show that the Company did not have any material business relationships (which would need to be reflected in the Company's audited financial statements including the notes thereto) with any companies other than KBG and BTZ. Upon expiry of the above mentioned unrestricted representations and warranties given by KBG, KBG, as to its best knowledge after due inquiry, represents and warrants to WABASH that the Company did not have any material business relationships (which would need to be reflected in the Company's financial statements (including the notes thereto)) with any companies other than KBG and BTZ.

     KBG, the Company and BTZ will use their best efforts to procure that monthly financial statements of the Company and BTZ will, on a engaging basis, be delivered as soon as possible to WABASH.

     Section 2.2.2 No Undisclosed Liabilities. As of January 1, 1997, there were no liabilities or obligations, whether absolute, accrued, contingent or otherwise, of the Company or its Subsidiaries, of a nature which should have been disclosed in the Financial Statements under German Generally Accepted Accounting Principles, that have had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, other than as reflected or reserved against in the Financial Statements.

     Section 2.2.3 Conduct in the Ordinary Course;  No Material Adverse
Change. Since January 1, 1997 the Company and its Subsidiaries have conducted their business only in, and have not engaged in any material transaction other than according to, the ordinary and usual course of such business and in a manner consistent with past practice and there has not been (a) any event of change which, individually or in the aggregate, have had or could reasonably be expected to have a Material Adverse Effect; (b) any declaration, setting aside or payment of any dividend or other distribution with respect to the existing share quotas of the Company or its Subsidiaries; (c) any material change by the Company or its Subsidiaries in accounting principles, practices or methods; or (d) any event of default under or breach of (or any event which, with the giving of notice or lapse of time or both, would be an event of default or breach of) any credit, financing or other banking agreement or any finance or operating lease, except where such event of default or breach is not reasonably expected to have a Material Adverse Effect.

     Section 2.2.4 Actions or Proceedings. Except to the extent disclosed in the Financial Statements or listed in Schedule 2.2.4 hereto, there is no action, suit, or other proceeding pending against, or to the knowledge of the senior executives of the Company and the Subsidiaries after reasonable inquiry, threatened against or affecting the Company or its Subsidiaries before any court or arbitrator or any governmental, regulatory or administrative authority which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or to adversely affect the performance of the obligations of the Company hereunder or the consummation of the transactions contem-plated hereby.

        Section 2.2.5 Compliance with Laws; Permits. The Company and its Subsidiaries have complied, and are in compliance with all applicable laws, regulations, permits, licenses, authorizations or orders (including any of the foregoing relating to employment, labor matters, health, safety or the protection of the environment) of any court or any governmental, regulatory or administrative authority, where the failure to so comply has had or could reasonably be expected to have a Material Adverse Effect. The Company and its Subsidiaries hold in full force and effect all environmental, hazardous material, health, safety, operating and other permits, licenses and other authorizations of all courts or governmental, regulatory or administrative authorities necessary or proper for the use and operation of the assets owned, used or operated by it and for the conduct of its business, the absence of which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

        Section 2.2.6 Material Contracts. The Company has delivered or made available to WABASH for review, true and correct copies or accurate and complete written descriptions of the terms and provisions of all contracts and agreements entered into by the Company and its Subsidiaries with their shareholders or third parties, the cancellation or termination of which could reasonably be expected to have a Material Adverse Effect. All such contracts and agreements are, and on consummation of the transactions contemplated hereby will remain, in full force and effect and the Company and its Subsidiaries are not in breach of, or in default under, any such contract or agreement, and no condition exists which but for the giving of notice or the passage of time would result in a breach or default of any such contract or agreement.

        Reference is made to the Management Disclosure Letter attached hereto as Schedule 2.2.6.

        Section 2.2.7 Taxes. All Tax Liabilities (as defined below) of the Company and its Subsidiaries have been paid when and as due, except and to the extent the Financial Statements contain sufficient provisions therefor. The corporate income tax return of the Company and its Subsidiaries have not been audited by the fiscal authorities. Such returns comply with all applicable laws and regulations, other than noncompliances that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. For purposes of this Section, the term "Tax Liabilities" means all liabilities in respect of any and all kinds of taxes (including, without limitation, income tax, corporate tax, wealth and municipal taxes, transfer taxes of all kinds), levies, fees (including, without limitation, social charges and other wage or salary related duties), imposts or charges of any kind whatsoever, to be paid by the Company or any of its Subsidiaries.

        Section 2.2.8 Title and Related Matters. The Company and its Subsidiaries have title to (i) all of their respective real and personal properties and other assets, except as disclosed in Schedule 2.2.6, free and clear of all title defects or encumbrances of any nature whatsoever and are not, in the case of real property, subject to any rights of way, covenants, conditions or building use restrictions, exceptions, variances, reservations or limitations of any nature whatsoever that could materially limit the use of such property as currently used; and (ii) the fixed and current assets owned or leased by the Company and its Subsidiaries include all rights, properties and other assets necessary to permit the Company and its Subsidiaries to conduct business in all material respects in the same manner as their businesses have been conducted prior to the date hereof. The only real property owned by the Company or its Subsidiaries is set forth on Schedule 2.2.8 hereto.

        Section 2.2.9 Insurance. All the assets of the Company and its Subsidiaries of an insurable nature are adequately insured for all risks, insured against by enterprises carrying on the same classes of business.

        All policies of insurance taken out in connection with the assets of the Company and its Subsidiaries are written in the name of the Company and its Subsidiaries, respectively, and are in full force and effect. The Company and its Subsidiaries have not done or omitted to do or allowed any third party to do or not to do anything which might render any of those policies void or voidable and have complied with all conditions attached to them.

        No material claim under any policy of insurance taken out in connection with the assets of the Company and of its Subsidiaries is outstanding and there are no circumstances likely to give rise to such a claim.

        Section 2.2.10 Industrial Property Rights and License Agreements. The Company and its Subsidiaries have full legal title and are the exclusive owners of the trademarks, patents for inventions, "know-how" and other intellectual and industrial property rights specified in Schedule 2.2.10 hereto, and with respect to such rights the Company and its Subsidiaries have duly and promptly provided for payment of all the taxes due, if any. All such rights are valid and existing and none of the same is subject to revocation.

        None of the operations carried on by the Company and its Subsidiaries infringes any right of another person in respect of any intellectual property rights or will or may give rise to payment by the Company of any royalty or of any sum in the nature of a royalty or to any liability to pay compensation pursuant to any applicable legislation, nor have any claims or objections concerning the free use and ownership of such rights by the Company been made by any third parties.

        Apart from the rights referred to above, the Company and its Subsidiaries do not own, or make use of, in the course of their business, any trademarks, patents for inventions, "know-how" or other intellectual or industrial property rights in general.

        The Company and its Subsidiaries are not party to any license agreements or agreements of a like nature in relation to their business under which they have granted or obtained the right to use patents for inventions, trade marks, "know-how" or other intellectual or industrial property rights. The Company or its Subsidiaries have not either disclosed or permitted or undertaken or arranged to disclose to any person any of their know-how, secrets, confidential information or lists of customers or suppliers.

        The Company and its Subsidiaries have full and undisputed title, as owner or licensee, to all trademarks, patents for inventions, "know-how" and other intellectual and industrial property rights which are necessary to enable them to carry on their business.

        Section 2.2.11 Employees. The persons who, at the date of this Agreement, are employed by the Company and its Subsidiaries are solely and exclusively those listed by name, with indication of the relative category into which they are placed, in Schedule 2.2.11 hereto (all the aforesaid persons are hereinafter referred to as the "Employees"). The functions actually performed by each of the Employees correspond to the category specified in Schedule 2.2.11.

        The Employees have been duly remunerated for all the services performed in the course of their working relationship with the Company and its Subsidiaries in compliance with the applicable provisions of law and relative labour contracts and all other payments due to them (whether in their capacity as employees or otherwise) have been made and, with respect to any such amounts or rights which have matured in favour of the Employees but which are not yet payable, funds sufficient to cover the relative payments have been provided for in accordance with the German Generally Accepted Accounting Principles. With respect to the remuneration paid to the Employees, all Contributions have been made relating to compulsory health insurance and social security and to the tax withholdings laid down by law. No liability has been incurred by the Company or its subsidiaries for breach of any contract of service or for services, or for any other liability accruing from the termination of any contract of employment or for services.

        The overall package of remuneration and other benefits due to each Employee and the relative categories into which they are placed are those set forth in Schedule 2.2.11 hereto and there are no other forms of remuneration or benefits or particular treatments (including, without limitation, special incentive schemes) agreed, in addition to those set forth.

        The conditions of employment applicable and actually applied to the Employees are solely those provided for by law and by the provisions of the applicable collective labour contracts. No special conditions of employment exist, of a collective or individual nature, which provide for the regulation of the relationship with the Employees or with any of them in a manner other than that of the provisions referred to above.

        There is no agreement or understanding (contractual or otherwise) between the Company or any of its Subsidiaries and any Employee or ex-employee, manager or former manager with respect to his employment or office, his ceasing to be employed, termination of his office or his retirement of his employment or appointment and more generally there is no agreement or understanding (contractual or otherwise) between the Company and any Employee or ex-employee with respect to his employment, his ceasing to be employed or his retirement which is more favorable than the provisions set out in the applicable collective labour contract.

        Section 2.2.12 Full Disclosure. No representation or warranty of the Company or KBG in this Agreement nor any statement in any other document referred to herein contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

                                  ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF KBG,
                             THE COMPANY AND BTZ

      KBG, the Company and BTZ each severally hereby represent and warrant to WABASH, as follows:

      Section 3.1 Authority. Each of KBG, the Company and BTZ, as the case may be, has taken all action necessary and has given and obtained all required authorizations and approvals and has all necessary power, corporate and otherwise, and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by each of KBG, the Company and BTZ, as the case may be, of its obligations hereunder and the consummation by each of KBG, the Company and BTZ, as the case may be, of the transactions contemplated hereby have been duly authorized by all requisite action on the part of each of KBG, the Company and ETZ, as the case may be. This Agreement constitutes a legal, valid and binding agreement of KBG, the Company and BTZ, as the case may be, enforceable against each of KBG, the Company and BTZ, as the case may be, in accordance with its terms.

      Section 3.2 No Conflict. The execution and delivery of this Agreement by each of KBG, the Company and BTZ, as the case may be, do not, and the performance by each of KBG, the Company and BTZ, as the case may be, of its obligations hereunder and the consummation by each of KBG, the Company and BTZ, as the case may be, of the transactions contemplated hereby will not, (i) conflict with or result in the violation of any law, regulation, governmental or court order, judgment or decree applicable to KBG, the Company or BTZ, as the case may be, or (ii) conflict with or result in any breach of any contract, agreement, license, permit, franchise, concession or other instrument to which KBG, the Company or BTZ, as the case may be, is a party or by which it is bound, other than any such conflicts or breaches that, individually or in the aggregate, would not have a material and adverse effect on each of KBG's, the Company's or BTZ's, ability, as the case may be, to consummate the transactions contemplated hereby or to perform its obligations hereunder.

      Section 3.3 Governmental Consents and Approvals. The execution and delivery of this Agreement by each if KBG, the Company and BTZ, as the case may be, does not, and the performance by each of KBG, the Company and BTZ, as the case may be, of its obligations hereunder and the consummation by KBG, the Company and BTZ, as the case may be, of the transac-
tions contemplated hereby will not, require any consent, approval, authorization, license, permit or order of, action by, filing with or notification to any court or governmental, regulatory or administrative authority.

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF WABASH

        WABASH hereby represents and warrants to KBG and the Company, as follows:

        Section 4.1 Organization and Authority. WABASH is a corporation duly organized and validly existing under the laws of Delaware, USA. WABASH has all necessary power, corporate and otherwise, and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by WABASH, the performance by WABASH of its obligations hereunder and the consummation by WABASH of the transactions contemplated hereby have been duly authorized by all requisite action on the part of WABASH. This Agreement constitutes a legal, valid and binding agreement of WABASH enforceable against WABASH in accordance with its terms.

        Section 4.2 No Conflict. The execution and delivery of this Agreement by WABASH do not, and the performance by WABASH of its obligations hereunder and the consummation by WABASH of the transactions contemplated hereby will not, (i) conflict with or result in the violation of the Articles of Association and By-laws of WABASH or any law, regulation, governmental or court order, judgment or decree applicable to WABASH, or (ii) conflict with, result in any violation of or default (with or without notice or lapse of time or both) under, or give rise to any right of termination, cancellation or acceleration of any right or obligation or to a loss of any benefit under, any contract, agreement, license, permit, franchise, concession or other instrument to which WABASH is a party or by which it is bound, other than any such conflicts, violations or defaults that, individually or in the aggregate, would not have a material and adverse effect on the ability of WABASH to consummate the transactions contemplated hereby or to perform its obligations hereunder.

        Section 4.3 Governmental Consents and Approvals. The execution and delivery of this Agreement by WABASH, the performance by WABASH of its obligations hereunder and the consummation by WABASH of the transactions contemplated hereby do not and will not require any consent, approval, authorization, license, permit or other order of, action by, filing with or notification to any court or governmental, regulatory or administrative authority.

                                        ARTICLE V

                          ADDITIONAL COVENANTS AND AGREEMENTS

        Section 5.1 Financing. The Nominal Issue Price to be received by the Company as of the date hereof shall be, without any limitations and without any right of rentention or offset, to the free disposition of the managing directors ("Geschaftsfuhrer") of the Company.

        The Surplus Issue Price to be ultimately received by the Company pursuant to the provisions of this Agreement shall be paid by WABASH on the date hereof to the Joint KBG/WABASH Account specified in Section 1.2 above and shall be distributed and available to the Company (without any right of retention or offset) in installments as described as follows:

        The funds of the Surplus Issue Price on the Joint KBG/WABASH Account shall be disbursed to the Company upon request by the Supervisory Board of the Company, such request to be subject to a 75% majority resolution of the Supervisory Board, in accordance with the cash needs of the Company as reasonably determined by the management of the Company, provided, however, that, unless otherwise resolved by an unanimous resolution of the Supervisory Board, (i) 50% of the funds of the Surplus Issue Price on the Joint KBG/WABASH Account shall be disbursed to the Company no later than June 30, 1998, and (ii) the remaining 50% of the funds of the Surplus Issue Price on the Joint KBG/WABASH Account shall be disbursed to the Company no later than December 31, 1998. KBG and WABASH shall be entitled to any interest for the Surplus Issue Price accrued on the Joint KBG/WABASH Account which shall be equally divided between KBG and WABASH in the ratio 50:50.

        Section 5.2. Condition Precedent. The obligations of WABASH to subscribe for the Share Quota and to consummate the contemplated transactions as described herein is subject to (i) the execution of the Shareholders Agreement and (ii) the conversion of (x) KBG's claims in the amount of DM 9,000,000 against the Company pursuant to the provisions of KBG's partnership agreement with the Company into capital reserves of the Company by duly effected shareholder resolution; and (y) the principal amount of the loan of DM 4,000,000 given by KBG to the Company into capital reserves of the Company by duly effected shareholder resolution.

                                 ARTICLE VI

                               INDEMNIFICATION

        Section 6.1. WABASH hereby agrees to indemnify and hold harmless the Company from and against any and all direct losses, claims, damages, liabilities, costs and expenses which the Company may suffer, incur or become subject to, insofar as such losses, claims, damages, liabilities, costs or expenses arise out of or are based upon any material breach of any representation, warranty, covenant or agreement of WABASH contained in this Agreement or any document delivered in connection with this Agreement.

        Section 6.2. The Company, KBG and BTZ hereby jointly and severally agree to indemnify and hold fully harmless WABASH from and against any and all direct losses, claims, damages, liabilities, costs and expenses which WABASH may suffer, incur or become subject to, insofar as such losses, claims, damages, liabilities, costs or expenses arise out of or are based upon any material breach of any representation, warranty, covenant or agreement of the Company, KBG or BTZ contained in this Agreement or any document delivered in connection with this Agreement.


                                 ARTICLE VII

                         ARBITRATION, GOVERNING LAW

        Section 7.1 Arbitration. Any dispute, controversy or claim arising out of, relating to or in connection with this Agreement or the breach, termination or validity thereof ("Dispute") shall be finally settled by arbitration under the Rules of Arbitration of the International Chamber of Commerce (the "ICC") then in effect (the "Rules"), except as modified herein. The arbitration proceedings shall be conducted, and the award shall be rendered in Paris, France, in the English language. In the event of an arbitration involving only two of the parties hereto, there shall be three arbitrators of whom each of the claimant and the respondent shall select one in accordance with the Rules. The claimant shall name its arbitrator in its notice of arbitration which shall also include its statement of claim. The respondent shall name its arbitrator in its statement of defense which it shall deliver to claimant within thirty
(30) days of claimant's notice of arbitration and statement of claim. The two arbitrators so appointed shall select a third arbitrator to serve as presiding arbitrator, such selection to be made within thirty (30) days of the selection of the selection second arbitrator. If any arbitrator has not been appointed within the time limits specified herein and in the Rules, such appointment shall be made by the International Court of Arbitration of the ICC upon the written request of either the claimant or respondent within thirty
(30) days of such request. In the event of an arbitration involving more than two parties hereto, there shall be three arbitrators who shall be jointly nominated by the parties. If the parties fail so to nominate the arbitrators within thirty (30) days from the date when the claimant(s)' notice of arbitration is communicated to the respondents, at the request of any party the arbitrators shall be appointed by the International Court of Arbitration of the ICC within thirty (30) days of such request. The arbitral tribunal shall have the authority to award any remedy or relief proposed by the claimant(s) or respondent(s) pursuant to this Agreement, including without limitation, specific performance of any obligation created under this Agreement. The Parties hereby waive any rights of application or appeal to any court or tribunal of competent jurisdiction to the fullest extent permitted by law in connection with any question of law arising in the course of the arbitration or with respect to any award made except for actions relating to enforcement of the arbitration agreement or an arbitral award. By agreeing to arbitration, the Parties do not intend to deprive any court of its jurisdiction to issue a pre-arbitral injunction, pre-arbitral attachment or other order in aid of arbitration proceedings and the enforcement of any award. The award shall be final and binding upon the Parties, and shall be the sole and exclusive remedy between the Parties regarding any claims, counterclaims, issues, or accounting presented to the arbitral tribunal. Judgment upon any award may be entered in any court having jurisdiction thereof. The Parties recognize and acknowledge that this Agreement constitutes a commercial transaction, and to the extent that any Party hereto may be entitled, in any jurisdiction, to claim for itself or its revenues, assets or properties, sovereign immunity from service of process, from suit, from the jurisdiction of any arbitral tribunal or any court, from attachment prior to judgment, from attachment in aid of execution of an arbitral award (interlocutory or final), or from any other legal process, and to the extent that, in any such jurisdiction there may be attributed such a sovereign immunity, each Party hereto hereby irrevocably agrees not to claim, and hereby irrevocably waives, such sovereign immunity.

        Section 7.2 Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of Germany without giving effect to its rules on conflict of laws.

                                 ARTICLE VIII

                                MISCELLANEOUS

        Section 8.1 Expenses. All expenses of KBG, WABASH, the Company and BTZ in connection with this Agreement, the transactions contemplated hereby and the respective obligations of the Parties hereunder, shall be paid by the party incurring such expense, except to the extent that notarization fees for this Agreement and the Shareholders Agreement and all other notarial fees and related expenses necessary to contemplate the transactions described herein and therein shall be borne by WABASH and KBG in the ratio 50:50. The Parties, however, acknowledge and agree that notarization fees related to the increase of the Company's nominal share capital shall be borne by the Company.

        Section 8.2 Notices; Documents. (a) All notices and other communications under this Agreement shall be in writing in the English language and shall be given or made (and shall be deemed to have been duly given or made) by delivery in person, by overnight courier service, by telecopy or by registered or certified mail (postage prepaid, return receipt requested) to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 8.2):

                     if to KBG:

                     Bayerische
                     Kapitalbeteiligungsgesellschaft mbh
                     Ottostrabe 1
                     80333 Munich
                     Germany
                     Tel: +49 89 55 25 63 43
                     Fax: +49 89 55 25 63 40
                     Attention: Gechaftaleitung


                     if to WABASH:

                     WABASH National Corporation
                     1000 Sagamore Pkwy S.
                     Lafayette Indiana 47905
                     USA Tel: +1 765 448 1591
                     Fax: +1 765 449 5308
                     Attention: Dick Snodgress
                     if to the Company:

                     ETZ Europaische Trailerzug
                     Beteiligungsgesellschaft mbH
                     PoccistraBe 7
                     80336 Munich
                     Germany
                     Tel: +49 89 74 71 48 40
                     Fax: +49 89 74 71 48 22
                     Attention: Geschaftsleitung


                     if to BTZ:

                     BTZ Bayerische Trailerzug Gesellschaft fur bimodalen Guterverkehr mbH
                     PoccistraBe 7
                     80336 Munich Germany
                     Tel: +49 89 74 71 48 40
                     Fax: +49 89 74 71 48 22
                     Attention: Geschaftsleitung


        (b) All documents and other instruments to be delivered under this Agreement, shall be in the English language or, if the original language thereof is not the English language, shall be accompanied by an English language translation thereof.

        Section 8.3 Confidentiality. (a) Each Party shall treat confidentially in accordance with the terms of this Section 8.3 all information provided to it by or on behalf of any other Party relating to the business and operations of such other Party and all correspondence among the Parties relating to this Agreement or the transactions contemplated hereby, including the terms and conditions hereof ("Confidential Information"). Confidential Information does not include information (i) already available to the recipient party on a non-confidential basis, (ii) that becomes generally available to the public other than as a result of a disclosure by or on behalf of the recipient party in violation of the terms of this Section 8.3, or (iii) that becomes available to the recipient party on a non-confidential basis from a source that is not a party hereto, provided that such source is not known by the recipient to be legally prohibited from, or contractually bound not to, disclose such information.

        (b) Subject to Section 8.4, the Parties agree that any Confidential Information received by it will not be disclosed by it except (i) to such Party's advisors and counsel being subject to professional duties of confidentiality also in favor of the other Parties, and having a need to know such information in connection with advising or representing such Party in respect of this Agreement and the matters contemplated herein, (ii) with the prior written consent of the Party to whom such information pertains, (iii) in connection with the exercise of its rights or remedies under or relating to this Agreement, or (iv) as required by applicable law or competent judicial or governmental authority or in accordance with the applicable rules of any stock exchange; provided, however, that, in the event that any Party shall be required to make any disclosure of confidential information as contemplated in this clause (iv), it shall to the extent practicable (A) provide prior notice thereof to the Party to whom such information pertains, (B) only disclose such portions of Confidential Information as, in the opinion of its counsel, shall be required to be disclosed under the circumstances and (C) request confidential treatment for such disclosed information.

        Section 8.4 Public Announcements. The Parties agree to consult with each other before issuing any press release or otherwise making any public statements with respect to the matters contemplated by this Agreement, and shall not issue any such press release or make any such public statement prior to such consultation or, after such consultation, if any Party is not reasonably satisfied with the text of such release or statement, except as may otherwise be required by applicable law.

        Section 8.5 Headings. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or construction of any provision of this Agreement.

        Section 8.6 Severability. If any provision of this Agreement should be invalid or ineffective, the validity of the remaining provisions hereof shall not be affected thereby. The invalid or ineffective provisions shall be deemed to be replaced by such valid and effective provision as most closely corresponds to the economic purpose and substantive effect of the invalid or ineffective provision and the original intention of the Parties. The same applies mutatis mutandis with regard to the supplementary interpretation of the Agreement.

        Section 8.7 Entire Agreement; No Third Party Beneficiaries. This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, between the Parties with respect to the subject matter hereof. This Agreement is for the sole benefit of the Parties and their permitted assigns and nothing herein express or implied shall give to any other person any legal or equitable rights hereunder.

        Section 8.8 Amendments and Waivers. This Agreement may not be amended, and none of its terms or provisions may be modified, except expressly by an instrument in writing signed by the Parties. Any term or provision of this Agreement may be waived, but only in writing by the Party that is entitled to the benefit of such term or provision. No waiver by any Party of any provision of this Agreement shall be deemed to be a waiver of any other provision hereof.

        Section 8.9 Assignment. Except as expressly provided in this Agreement, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the Parties without the prior written consent of the other Parties, and any such purported assignment shall be void and of no effect.

                               TABLE OF CONTENTS

ARTICLE I. AUTHORIZATION, SUBSCRIPTION, PURCHASE AND SALE OF SHARE QUOTA

          Section 1.1 ................................Capital Increase
          Section 1.2 .......... Issuance of New Share Quota to WABASH

ARTICLE II. REPRESENTATIONS AND WARRANTIES OF KBG AND THE


          Section 2.1.1 ....................... Corporate Organization
                   ................................. and Qualification
          Section 2.1.2 ........................... Authorized Capital
          Section 2.1.3 .............................. New Share Quota
          Section 2.1.4 .......................... Corporate Authority
          Section 2.1.5 .................................. No Conflict
          Section 2.1.6 ...........Governmental Consents and Approvals
          Section 2.2.1 ........................ Financial Information
          Section 2.2.2 ................... No Undisclosed Liabilities
          Section 2.2.3 .............. Conduct in the Ordinary Course;
                   ........................ No Material Adverse Change
          Section 2.2.4 ....................... Actions or Proceedings
          Section 2.2.5 ................ Compliance with Laws; Permits
          Section 2.2.6 ........................... Material Contracts
          Section 2.2.7 ........................................ Taxes
          Section 2.2.8 .................... Title and Related Matters
          Section 2.2.9 .................................... Insurance
          Section 2.2.10 .................  Industrial Property Rights
               ................................ and License Agreements
          Section 2.2.11 ................................... Employees
          Section 2.2.12 ..............................Full Disclosure

ARTICLE III. REPRESENTATIONS AND WARRANTIES OF KBG, THE ..

          Section 3.1 ...................................... Authority
          Section 3.2 .................................... No Conflict
          Section 3.3 ............ Governmental Consents and Approvals

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF WABASH

          Section 4.1 ..................... Organization and Authority
          Section 4.2 .................................... No Conflict
          Section 4.3 ............ Governmental Consents and Approvals

ARTICLE V. ADDITIONAL COVENANTS AND AGREEMENTS

         Section 5.1 ....................................... Financing

         Section 5.2 ............................ Condition Precedent

ARTICLE VI. INDEMNIFICATION

ARTICLE VII. ARBITRATION, GOVERNING LAW

        Section 7.1 ....................................  Arbitration
        Section 7.2 ................................... Governing Law

ARTICLE VIII. MISCELLANEOUS

   Section 8.1  Expenses
   Section 8.2  Notices; Documents
   Section 8.3  Confidentiality
   Section 8.4  Public Announcements
   Section 8.5  Headings
   Section 8.6  Severability
   Section 8.7  Entire Agreement;
                No Third Party Beneficiaries
   Section 8.8  Amendments and Waivers
   Section 8.9  Assignment